FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS

AT THE COMPANY
Carolyn Tiffany
Chief Operating Officer
(617) 570-4614

         FIRST UNION ANNOUNCES RECEIPT OF $11 MILLION SETTLEMENT PAYMENT
                          FROM THE STATE OF CALIFORNIA

      BOSTON, MASSACHUSETTS, October 6, 2005 -- First Union Real Estate Equity and Mortgage Investments has received a payment in the amount of $11 million from the State of California in full settlement of all claims the Company had been pursuing against the State with respect to a loss incurred by it from a flood at the Peachtree Mall property in 1986. The settlement of this action was previously reported by First Union.

      It is presently anticipated that the funds will be added to the Company's reserves for general corporate purposes and future investments.

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      Certain statements contained in this press release that are forward-looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. Further information about these matters and the risks generally with respect to First Union can be found in First Union's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.

      First Union Real Estate Equity and Mortgage Investments is a NYSE-listed real estate investment trust (REIT) headquartered in Boston, Massachusetts.